Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Dynex Capital, Inc.
Glen Allen, Virginia
We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (Nos. 333-195317 and 333-200859) and Form S-8 (Nos. 333-159427 and 333-198796) of Dynex Capital, Inc. of our reports dated March 15, 2017, relating to the consolidated financial statements, and the effectiveness of Dynex Capital, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Richmond, Virginia
March 15, 2017